UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2006
Intervoice, Inc.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	001-15045 (Commission File Number)	75-1927578 (IRS Employer Identification No.)
17811 Waterview Parkway,
Dallas, Texas 75252
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (972) 454-8000
Not applicable
(Former name or former address, if changed since last report)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On July 13, 2006, the Compensation Committee of the Board of Directors of Intervoice, Inc. (the “Company”) granted each executive officer of the Company a stock option under the Company’s 2005 Stock Incentive Plan (the “Plan”) to purchase the number of shares of common stock set forth opposite the officer’s name at $6.975 per share. Each stock option will become exercisable in three equal amounts on July 13, 2007, 2008 and 2009, subject to the terms of the Plan and provided the officer remains employed by the Company through the applicable vesting date. The stock options will expire on July 13, 2013.

Executive Officers	Title	Number of Shares

Robert Ritchey	President & CEO	150,000

James Milton	Exec. VP & COO	75,000

Craig Holmes	Exec. VP & CFO	75,000

Kenneth Goldberg	Sr. VP, Marketing & Bus. Dev.	30,000

Michael Polcyn	Sr. VP, Engineering & CTO	35,000

Don Brown	Sr. VP, HR & Real Estate	35,000

Dean Howell	Sr. VP & General Counsel	30,000

Ronald Neiman	Sr. VP, Products	30,000

Francis Sherlock	Sr. VP & MD EMEA	35,000

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVOICE, INC.
By:	/s/ Dean C. Howell
Dean C. Howell
Senior Vice President, General Counsel and Secretary

Date: July 17, 2006